EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dennis P. Calvert, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of BioLargo, Inc. on Form 10-K for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of BioLargo, Inc.

Dated: April 14, 2011	By:	/s/Dennis P. Calvert
Dennis P. Calvert President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to BioLargo, Inc. and will be retained by BioLargo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

I, Charles K. Dargan II, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of BioLargo, Inc. on Form 10-K for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of BioLargo, Inc.

Dated: April 15, 2011	By:	/s/Charles K. Dargan II
Charles K. Dargan II Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to BioLargo, Inc. and will be retained by BioLargo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.